UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 18, 2009 (February 13, 2009)

CHINA AGRITECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49608	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
 (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:
(86)10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant's Certifying Accountant

On February 11, 2009, a Current Report on Form 8-K (the “February 8-K”) was filed reporting, among other things, the change in accounting firms of China Agritech, Inc. (the “Company”) as a result of the merger between the Company’s former accountants, the personnel of Grobstein, Horwath & Company LLP (“GHC”) and Crowe Horwath LLP (“Crowe”) (the “Merger”).  As a result of the Merger, GHC resigned as the Company’s independent registered public accounting firm and the Company formally engaged Crowe as the Company’s new independent registered public accounting firm.

Pursuant to the Merger, the Company requested that GHC furnish it a letter reflecting the fact that GHC’s withdrawal as the Company’s accounting firm occurred pursuant to the Merger, and not as a result of a disagreement with the Company.  The Company filed such a letter as Exhibit 16.1 to the February 8-K.  Additionally, the Company requested that GHC furnish it a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agreed with the information provided in the February 8-K.  On February 13, 2009, the Company received the requested letter from GHC, which was addressed to the SEC and indicated that GHC had reviewed the February 8-K and did not have any disagreements with the disclosures made therein regarding GHC.  This Amendment No. 1 amends the February 8-K and includes the letter furnished by GHC to the SEC stating GHC has reviewed the February 8-K and agrees with the content therein involving GHC.

Item 9.01  Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description
16.1*	Letter from Grobstein, Horwath & Company LLP regarding change in certifying accountant (filed as Exhibit 16.1 to the Form 8-K, as filed with the SEC on February 11, 2009)
16.2	Letter from Grobstein, Horwath & Company LLP regarding agreement with the disclosures made in the February 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: February 18, 2009	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16.1*	Letter from Grobstein, Horwath & Company LLP regarding change in certifying accountant (filed as Exhibit 16.1 to the Form 8-K, as filed with the SEC on February 11, 2009)
16.2	Letter from Grobstein, Horwath & Company LLP regarding agreement with the information disclosed in the February 8-K
*Previously filed with the SEC as indicated, and hereby incorporated herein by reference.